Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-217437, 333-213345, 333-209395, 333-192248 and 333-181324 on Forms S-8 and Registration Statement No. 333-222929 on Form S-3, of our reports dated May 31, 2018, relating to the consolidated financial statements of Organovo Holdings, Inc. (“Company”), and the effectiveness of Organovo Holdings, Inc.’s  internal controls over financial reporting, included in this Annual Report on Form 10-K for the year ended March 31, 2018.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

May 31, 2018